Exhibit 5.1

FULBRIGHT & JAWORSKI L.L.P.

300 Convent Street, Suite 2200

San Antonio, Texas 78205-3792

Telephone: (210) 224-5575

Fax: (210) 270-7205

July 2, 2009

Pioneer Drilling Company

1250 N.E. Loop 410, Suite 1000

San Antonio, Texas 78209

Ladies and Gentlemen:

We have acted as counsel to Pioneer Drilling Company, a Texas corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 1,500,000 shares of the Company’s common stock, $0.10 par value per share (the “Shares”), that are reserved for issuance under Company’s Amended and Restated 2007 Incentive Plan (the “Plan”) as described in the Company’s Registration Statement on Form S-8 (as may subsequently be amended, the “Registration Statement”).

In connection with the foregoing, we have examined the Plan and originals or copies of such corporate records of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents.

Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in the manner referred to in the Plan and pursuant to the agreements that accompany the Plan, will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited exclusively to applicable federal laws of the United States of America and applicable provisions of, respectively, the Texas Constitution, the Texas Business Corporation Act and reported judicial interpretations of such law, in each case as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm wherever it appears in the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Fulbright & Jaworski L.L.P.
Fulbright & Jaworski L.L.P.